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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 23, 2000



                           OPLINK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      000-31581                                           77-0411346
(Commission File No.)                          (IRS Employer Identification No.)



                             3469 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 433-0606



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     ITEM 5. OTHER EVENTS.


Our products are subject to U.S. export control laws and regulations that regulate the export of products and disclosure of technical information to foreign countries and citizens. In some instances, these laws and regulations may require licenses for the export of products to, and disclosure of technology in, some countries, including China, and disclosure of technology to foreign citizens. In July 2000, we filed two applications to obtain commodity classifications confirming that we may export our products and disclose our technologies to foreign countries, including China, and citizens, including Chinese nationals, without export licenses. We recently received commodity classifications from the United States Department of Commerce which allow us to export our current products and disclose our current technologies without export licenses. Additionally, as a result of these commodity classifications, we have been notified that we will not be required to obtain a license for disclosing our technology to a specified employee with respect to which the Department of Commerce had initiated an inquiry. As we develop and commercialize new products and technologies, and as the list of products and technologies subject to U.S. export controls changes, we may be required to obtain export licenses or other approvals with respect to such products and technologies. We cannot predict whether such licenses and approvals will be required and, if so, whether they will be granted. The failure to obtain any required license or approval could harm our business.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             OPLINK COMMUNICATIONS, INC.



Dated: December 5, 2000                      By: /s/ Joseph Y. Liu
                                                -------------------------------
                                                     Joseph Y. Liu
                                                     Chief Executive Officer





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